UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________
FORM 8-K
________________________________________

 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 10, 2017

 _______________________________________
 Entegris, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(978) 436-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
4.625% Senior Unsecured Notes due 2026
General
On November 10, 2017, Entegris, Inc. (the “Company”) issued $550,000,000 aggregate principal amount of 4.625% senior unsecured notes due February 10, 2026 (the “2026 Notes”). The 2026 Notes were issued under an indenture dated as of November 10, 2017 (the “2026 Notes Indenture”) by and among the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee (the “2026 Notes Trustee”). Interest on the 2026 Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2018.
Guarantees
The 2026 Notes will be guaranteed, jointly and severally, fully and unconditionally, on a senior unsecured basis, by the Company’s existing and future domestic subsidiaries, other than certain excluded subsidiaries, to the extent that such entities guarantee indebtedness under the Company’s senior secured term loan facility and senior secured asset-based revolving credit facility (together, the “Senior Secured Credit Facilities”) or any other subsidiary of the Company to the extent it incurs certain additional indebtedness (collectively, the “Guarantors”).
Ranking
The 2026 Notes and the guarantees thereof are the Company’s and the Guarantors’ senior unsecured obligations, respectively, and will (i) rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness; (ii) rank senior to any subordinated indebtedness that the Company or the Guarantors may incur; (iii) be effectively subordinated to all of the Company’s or the Guarantors’ existing and future secured indebtedness (including its Senior Secured Credit Facilities), in each case, to the extent of the value of the assets securing such indebtedness; and (iv) be structurally subordinated in right of payment to all existing and future obligations of the Company’s subsidiaries that do not guarantee the 2026 Notes.
Optional Redemption
At any time prior to November 10, 2020, the Company may, at its option, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the 2026 Notes, at a redemption price equal to 104.625% of the principal amount of the 2026 Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, with an amount of cash equal to the net cash proceeds of an equity offering, as defined in the 2026 Notes Indenture, by the Company; provided that (1) at least 60% of the aggregate principal amount of 2026 Notes issued under the 2026 Notes Indenture remains outstanding immediately after the occurrence of each such redemption; and (2) the redemption occurs within 120 days of the date of the closing of such equity offering.
Additionally, at any time prior to November 10, 2020, the 2026 Notes may be redeemed, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the 2026 Notes redeemed, plus a “make whole” premium, plus accrued and unpaid interest to, but not including, the applicable redemption date.
On or after November 10, 2020, the Company may on any one or more occasions redeem all or a part of the 2026 Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2026 Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the 12-month period beginning on November 10 of the years indicated below:

Year	Percentage
2020	103.469%
2021	102.313%
2022	101.156%
2023 and thereafter	100.000%
Upon the occurrence of certain change of control events accompanied by certain ratings events, the Company will be required to offer to repurchase all of the outstanding 2026 Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.
Certain Covenants
The 2026 Notes Indenture that governs the 2026 Notes contains covenants that, among other things, limit the Company’s ability and/or the ability of the Company’s subsidiaries to:

•	incur liens;

•	engage in sale and leaseback transactions; and

•	consolidate, merge with or convey, transfer or lease all or substantially all of the Company’s or our subsidiaries’ assets to another person.
The 2026 Notes Indenture also, subject to certain exceptions, limits the ability of any non-Guarantor subsidiary of the Company to incur indebtedness.
These covenants are subject to a number of other limitations and exceptions as set forth in the 2026 Notes Indenture.
Events of Default
The 2026 Notes Indenture provides for events of default which, if certain of them occur, would permit the 2026 Notes Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2026 Notes to declare the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding 2026 Notes to be due and payable immediately.
The foregoing description of the 2026 Notes Indenture and the 2026 Notes is qualified in its entirety by reference to the complete terms and conditions of the 2026 Notes Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
Redemption of 6.000% Senior Unsecured Notes due 2022
On November 13, 2017, the Company completed its previously announced redemption of all of its 6.000% senior unsecured notes due 2022 (the “2022 Notes”), of which an aggregate principal amount of $360 million was currently outstanding as of immediately prior to the redemption. The redemption price of the 2022 Notes was equal to 104.500% of the principal amount of the 2022 Notes, plus accrued and unpaid interest to, but excluding, the date of redemption.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of November 10, 2017, by and among the Company, certain of subsidiaries of the Company and Wells Fargo Bank, National Association Bank, as trustee, including the form of note representing the 2026 Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: November 13, 2017
By: /s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of November 10, 2017, by and among the Company, certain of subsidiaries of the Company and Wells Fargo Bank, National Association Bank, as trustee, including the form of note representing the 2026 Notes